UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 30, 2019

AquaBounty Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36426	04-3156167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Mill & Main Place, Suite 395, Maynard, Massachusetts	01754
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	978-648-6000

(Former name or former address, if changed since last report.)

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	AQB	The NASDAQ Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company     ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 2.02  Results of Operations and Financial Condition.
On May 2, 2019, AquaBounty Technologies, Inc. (the “Company”) issued a press release regarding its financial and operational results for the quarter ended March 31, 2019. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
The information included in this Current Report on Form 8‑K pursuant to Item 2.02, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such filing.
Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(d)    On April 30, 2019, following the Company’s annual meeting of stockholders, pursuant to the Relationship Agreement by and between the Company and Intrexon Corporation dated December 5, 2012, previously filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 10.7 to the Company’s Registration Statement on Form 10 on November 7, 2016, Intrexon Corporation nominated Jeffrey T. Perez for appointment as a member of the Board of Directors of the Company (the “Board”) to fill the seat previously occupied by Jack A. Bobo. On the same date, after determining that Mr. Perez was qualified to serve in such capacity, the Board appointed Mr. Perez to serve as a director of the Company, to serve until the 2020 annual meeting of stockholders of the Company or his earlier death, resignation, or removal. Mr. Perez is not expected to serve on any committee of the Board and has not and will not receive any compensation from the Company for his service or in connection with his appointment. Mr. Perez will enter into the Company’s standard form of indemnification agreement for its directors and officers, effective as of April 30, 2019. Except for the arrangements described in this Current Report on Form 8‑K, there are no existing or currently proposed transactions that would be required to be disclosed pursuant to Item 404(a) of Regulation S‑K under the Securities Exchange Act of 1934.
(e)    As previously disclosed in the Company’s Proxy Statement on Schedule 14A filed with the SEC on March 21, 2019 (the “Proxy Statement”), on March 5, 2019, the Board unanimously approved an amendment to the Company’s 2016 Equity Incentive Plan (the “2016 Plan”) to increase the number of shares of common stock authorized for issuance under the 2016 Plan from 450,000 shares to 900,000 shares (the “Plan Amendment”). No other changes were made by the Plan Amendment, and the Plan Amendment does not modify the number of shares held by, or the rights of, existing shareholders or participants in the 2016 Plan. A more detailed description of the material terms of the Plan, as amended by the Plan Amendment, was included in the Proxy Statement. On April 30, 2019, the stockholders of the Company approved the 2016 Plan, as amended by the Plan Amendment. The foregoing and the disclosure in the Proxy Statement are not complete summaries of the terms of the 2016 Plan and the Plan Amendment and are qualified by reference to the text of the 2016 Plan and the Plan Amendment, which are included as Exhibits 10.1 and 10.2 hereto and incorporated by reference herein.
Item 5.07  Submission of Matters to a Vote of Security Holders.
On April 30, 2019, the Company held its annual meeting of stockholders. At this meeting, the Company’s stockholders (i) elected each of the persons listed below as a director for a one-year term; (ii) ratified the appointment of Wolf & Company, P.C. as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2019; and (iii) approved the 2016 Plan, as amended by the Plan Amendment.
Proposal 1  Election of Directors

	For	Withheld	Broker Non-Votes
Richard J. Clothier	10,052,654	405,810	2,479,627
Richard L. Huber	10,368,356	90,108	2,479,627
Christine St.Clare	10,419,821	38,643	2,479,627
Rick Sterling	10,020,796	437,668	2,479,627
James C. Turk, Jr.	10,396,937	61,527	2,479,627
Sylvia Wulf	10,440,023	18,441	2,479,627
Proposal 2  Ratification of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
12,880,418	29,938	27,735	—

Proposal 3  Approval of Our 2016 Equity Incentive Plan, as Amended, to Increase the Number of Authorized Shares of Our Common Stock Issuable under the 2016 Equity Incentive Plan from 450,000 to 900,000.

For	Against	Abstain	Broker Non-Votes
9,498,720	933,959	25,785	2,479,627
Item 9.01  Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1*†	AquaBounty Technologies, Inc. 2016 Equity Incentive Plan (incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form 10, filed on November 7, 2016).
10.2†	Amendment No. 1 to the AquaBounty Technologies, Inc. 2016 Equity Incentive Plan.
99.1	Press release issued by AquaBounty Technologies, Inc. on May 2, 2019, furnished herewith.
* Incorporated herein by reference as indicated.
† Management contract or compensatory plan or arrangement.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AquaBounty Technologies, Inc.
(Registrant)
May 2, 2019	/s/ David A. Frank
David A. Frank
Chief Financial Officer